NEWS RELEASE			Exhibit 99.1


CONTACT:
Bob Aronson
Director of Investor Relations
800-579-2302
(investorrelations@stagestoresinc.com)


FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES
BANKRUPTCY COURT
CONFIRMATION OF THE
COMPANY'S THIRD AMENDED PLAN
OF REORGANIZATION, AS MODIFIED

HOUSTON, TX, August 9, 2001- - Stage Stores, Inc.
(OTCBB: SGEEQ) announced today that, at its Confirmation Hearing held on August 8, 2001 (the
"Confirmation Date"), the U.S. Bankruptcy Court for the
Southern District of Texas, Houston Division confirmed the
Company's Third Amended Plan of Reorganization, as
Modified (the "Plan"). A complete copy of the Plan will be filed by the Company with the Securities and Exchange
Commission as an Exhibit to a Form 8-K on or before August 23, 2001.

The Plan sets forth the treatment for pre-petition creditors and existing holders of the Company's Common
Stock and Class B Common Stock. The Plan generally provides for the issuance of a new class of common stock in a reorganized company to those pre-petition creditors entitled to receive such distribution under the Plan. The Plan does not provide for any distribution to the holders of the Company's Common Stock or to the holders of the Company's Class B Common Stock and, further, the Plan calls for the cancellation of the currently outstanding
Common Stock and Class B Common Stock upon the Plan
Effective Date.

The Effective Date of the Plan will be the date on which all of the conditions precedent to the Effective Date, as described in the Plan, will have been met by the Company or waived pursuant to the Plan. While there can be no assurances, the Company anticipates that the Effective Date will occur within thirty days of the Confirmation Date. Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates stores under the Stage, Bealls and Palais Royal names.

Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.